Exhibit 2.




 Stock Exchange Agreement and Plan of Reorganization between the Registrant and
                     Interbet, Inc., a Nevada corporation.

              STOCK EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement, made and entered into as of June 6, 1997, by and between BioChem, Inc., a Nevada corporation, ("Bio-Chem"), and Interbet, Inc., a Nevada corporation, ("Interbet"). The plan of reorganization following the exchange of stock herein provided shall be a reorganization within the meaning of the applicable provisions of the Internal Revenue Code of 1986, as amended. Interbet, as the owner of a majority of the issued and outstanding common stock of Bio-Chem following the exchange of stock, shall be merged into Bio-Chem pursuant to Nevada law and Bio-Chem shall be the surviving corporation, changing its name to Interbet. It is understood and agreed by the parties that the transaction contemplated herein is termed a "shell transaction" or reverse merger/acquisition, the purpose of which is to provide a public trading market for the shares of the surviving corporation once the merger transaction is completed. In order to consummate the exchange of stock and plan of reorganization and in consideration of the mutual benefits to be derived
therefrom  and  the  mutual  agreements  hereinafter  contained,   Interbet  and
Bio-Chem, by their respective boards of directors approve and adopt this Agreement effective the closing date of June 6, 1997, and mutually covenant and agree with each other as follows:


Shares to be issued and  exchanged.

     On the closing date, Interbet shall issue 1,600,000 shares of its authorized and unissued common stock ("Interbet Stock") and deliver the Interbet Stock to Bio-Chem in exchange for 3,200,000 shares of Bio-Chem's authorized and unissued common stock ("Bio-Chem Stock"); and, Bio-Chem shall issue and deliver the Bio-Chem Stock to Interbet in exchange for the Interbet Stock. The Interbet Stock and the Bio-Chem Stock shall bear a restrictive legend pursuant to the requirements of Regulation D under the Securities Act of 1933, as amended. Following the exchange of stock contemplated by this Agreement, the Interbet Stock shall represent 35.83 percent of Interbet's then issued and outstanding common stock and the BioChem Stock shall represent 74.42 percent of Bio-Chem's then issued and outstanding common stock. On the closing date and subject to the exchange of stock,

(i) all of Bio-Chem's directors and officers shall tender their respective resignations ("Retiring Management");

(ii) Interbet, as the majority stockholder of Bio-Chem, shall elect directors to fill vacancies on Bio-Chem's board of directors so created and Bio-Chem's board of directors, then constituted, shall elect Bio-Chem's officers;

(iii) Retiring Management shall deliver all of Bio-Chem's book and records to the newly elected officers of Bio-Chem; and,

(iv) Bio-Chem's bank accounts shall be blocked from withdrawals and checks by the Retiring Management, with telephonic confirmation thereof, and confirmation of the account balances, made to the newly elected officers.

     As soon as practicable following the exchange of stock contemplated by this Agreement, the respective boards of directors of Interbet and of Bio-Chem shall approve Articles of Merger, including a Plan of Merger, and file such Articles with the Secretary of State of the State of Nevada in accordance with the laws thereof. The Plan of Merger shall provide for the conversion of the 2,865,200 issued and outstanding shares of Interbet common stock held by persons other than Bio-Chem into 2,865,200 shares of common stock of the surviving corporation, for conversion of the 1,100,000 issued and outstanding shares of Bio-Chem common stock held by persons other than Interbet into 1,100,000 shares of common stock of the surviving corporation, and for the cancellation and retirement of the Bio-Chem Stock and the Interbet Stock, with the result that the surviving corporation shall have a total of 3,965,200 of common stock issued and outstanding immediately following the effective date of the merger contemplated by this Agreement, and the change of the name of Bio-Chem, as the surviving corporation, to Interbet.

REPRESENTATIONS AND WARRANTIES OF INTERBET

     To the best knowledge of Interbet, no representation or warranty by Interbet in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of Interbet pursuant to this Agreement, nor any document or certificate delivered to Bio-Chem or to Capital General Corporation pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading. Interbet understands and agrees that Bio-Chem is not engaged in any business, is without substantial assets, other than $50,000 on deposit at First Security Bank Of Utah, or liabilities and with its public shareholders is thus defined herein as a public "shell" corporation.

     Interbet understands and agrees that Bio-Chem is a "shell" corporation and makes no claim on any assets owned by Bio-Chem, other than its bank account, previous to the closing contemplated herein. However, Interbet acknowledges and represents it is aware of the risks of being a public company and understands that regulatory efforts regarding public shell transactions similar to the transaction contemplated herein has been and is currently being exerted by some states, the U.S. Securities and Exchange Commission and the National Association of Securities Dealers, Inc. (NASD).

     There are no legal, administrative or other proceedings, or other claims, judgments, injunctions or restrictions, either threatened, pending or outstanding against or involving Interbet which are known, or which they have reasonable grounds to know, of any basis for any such proceedings, or other claims, judgments, injunctions or restrictions, except as attached hereto as Exhibit A and made a part of this Agreement or otherwise disclosed herein. Interbet understands and agrees that once the merger is completed, it, as a constituent part of the surviving corporation, will be a public company subject to the extensive, complex state, federal and NASD securities regulations incumbent on public companies. In particular, the parties understand and agree that a Form 8-K must be filed with the United States Securities and Exchange Commission within fifteen days after closing which filing requires that audited financial statements be filed within sixty days after the filing of the 8-K and that such responsibility shall not be the responsibility of Capital General Corporation, its officers, directors or employees nor of Retiring Management, but the sole responsibility of the new officers and directors of Bio-Chem.

     Interbet acknowledges that it has carefully evaluated its financial resources and investment position and the risks associated with this transaction and acknowledges that it is able to bear the economic risks and financial requirements of, related to and resulting from this transaction.

     Interbet represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and that the execution and performance of this Agreement and the issuance of stock contemplated hereby have been authorized by the board of directors of Interbet. The Interbet Stock to be delivered pursuant to this Agreement, when so delivered, will have been duly and validly authorized and issued by Interbet and will be fully-paid and nonassessable.

     Interbet hereby further acknowledges and agrees that no representations or warranties have been made by Bio-Chem or Capital General Corporation as to the benefits to be derived by Interbet in completing this transaction. It is expressly understood and agreed that neither Capital General Corporation nor Bio-Chem or Retiring Management have made any warranty or agreement, expressed or implied, as to the tax or securities consequences of the transactions contemplated by this agreement or the tax or securities consequences of any action pursuant to or growing out of this agreement.

     Interbet acknowledges receipt of a copy of Bio-Chem's filings and reports pursuant to the Securities Exchange Act of 1934, as amended, in particular the Prospectus dated June 30, 1993, the Form 10-K for the year ended December 31, 1996 and Form 8-K filed May 1, 1997 and May 15, 1997 in which it is disclosed that, on February 8, 1996, David R. Yeaman, Secretary/Treasurer and a Director of Bio-Chem, was charged in the U.S. District Court for the Eastern District of Pennsylvania with conspiracy, wire fraud and fraud in the offer, purchase and sale of securities, in violation of 18 U.S.C. ss.ss. 2, 371 and 1343, 15 U.S.C. ss.ss. 77q(a), 77x, 78j(b) and 78ff, and 17 C.F.R. ss. 240.10b-5 (1986); and,
that, on April 16, 1997, Mr. Yeaman was convicted of one count of conspiracy, five counts of wire fraud and three counts of securities fraud; and,, that, while Mr. Yeaman has resigned his affiliation with Bio-Chem, Yeaman Enterprises and Capital General Corporation, it is contemplated that he will provide assistance as may be necessary for an orderly transition of their affairs and he may continue to be deemed an affiliate of Bio-Chem by virtue of his familial and historical relationships with Bio-Chem, its shareholders, officers and directors; as well as such other information as Interbet deems necessary or appropriate as a prudent sophisticated and knowledgeable investor in evaluating the acquisition of the Bio-Chem Stock and making this Agreement. Interbet acknowledges Bio-Chem and Capital General Corporation have made available the opportunity to obtain additional information to verify the accuracy of the information contained in the filings and reports and to evaluate the merits and risks of this transaction.

     Interbet acknowledges that it has had the opportunity to ask questions of Retiring Management and Capital General Corporation and has received satisfactory answers from Retiring Management, Capital General Corporation, or its and their affiliates, associates and employees concerning the terms and conditions of this transaction and the information in the filings and reports.

     Interbet covenants and warrants that the Bio-Chem Stock is being acquired for Interbet's own account and for investment in connection with the merger and not with the present view toward the sale or distribution in the United States thereof and will not be disposed of except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (ii) another transaction, which, in the opinion of counsel, is exempt from registration under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. In order to effectuate the covenants of this paragraph, an appropriate endorsement will be placed on the certificates for the Bio-Chem Stock delivered to Interbet pursuant to this Agreement and stop transfer instructions shall be placed with the transfer agent for the securities. Interbet is aware that the Bio-Chem Stock will not have been registered pursuant to the Securities Act of 1933, as amended; and, in the event the merger is not consummated, under current interpretations and applicable rules, particularly Rule 144, it will probably have to retain such shares for a period of at least one year and at the expiration of such one-year period sale may be confined to brokerage transactions of limited amounts requiring a notification filing on Form 144 with the Securities and Exchange Commission and such disposition may be available only if Bio-Chem is current in its filings with the Securities and Exchange Commission and Interbet is aware of Rule 144 issued by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the other limitations imposed thereby on its disposition of the Bio-Chem Stock.

     Interbet is aware that there can be no assurance regarding the individual tax consequences of this transaction, nor can there be any assurance that the Internal Revenue Code or the regulation promulgated thereunder will not be amended in such manner as to deprive Interbet of any tax benefit that might otherwise be received. Interbet is relying upon the advice of their personal tax advisor with respect to the tax aspects of this transaction.

     Interbet acknowledges that it is its responsibility to comply with the appropriate state and federal securities laws, as well as NASD rules and regulations, particularly secondary trading requirements. Interbet agrees that the surviving corporation shall be listed in either Moody's Investor Services or Standard and Poors, exempting secondary trading of the surviving corporation's stock in those states providing for such secondary trading exemption.

REPRESENTATIONS  AND WARRANTIES OF BIO-CHEM

     To the best knowledge of Bio-Chem, no representation or warranty by Bio-Chem in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of Bio-Chem pursuant to this

Agreement, nor any document or certificate delivered to Interbet pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

     Bio-Chem is current in its filings and reports required pursuant to the Exchange Act, all of which filings and reports contain all the information required to be contained therein and do not contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading. None of such filings and reports are, to the best knowledge of Bio-Chem, the subject of comments by the Commission staff which have not been satisfied, nor the subject of any stop order or other administrative proceeding.

     To the knowledge of Retiring Management, Bio-Chem is not a party to nor bound by any agreement, deed, lease, power of attorney or other instrument other than which is disclosed in its filings and reports pursuant to the Exchange Act. Bio-Chem has executed an Agreement with National Stock Transfer, Inc., a transfer agency company affiliated with Capital General Corporation. A copy of this agreement has been made available for inspection by Interbet.

     There are no legal, administrative or other proceedings, or other claims, judgments, injunctions or restrictions, either threatened, pending or outstanding against or involving Bio-Chem which are known, or which they have reasonable grounds to know, of any basis for any such proceedings, or other claims, judgments, injunctions or restrictions, except as disclosed in BioChem's filings and reports pursuant to the Exchange Act.

     Bio-chem represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and that the execution and performance of this Agreement and the issuance of stock contemplated hereby have been authorized by the board of directors of Bio-Chem. The Bio-Chem Stock to be delivered pursuant to this agreement, when so delivered, will have been duly and validly authorized and issued by BioChem and will be fully-paid and nonassessable.

     Bio-Chem hereby further acknowledges and agrees that no representations or warranties have been made by Interbet as to the benefits to be derived by BioChem in completing this transaction. It is expressly understood and agreed that neither Interbet nor its officers or agents have made any warranty or agreement, expressed or implied, as to the tax or securities consequences of the transactions contemplated by this Agreement or the tax or securities consequences of any action pursuant to or growing out of this Agreement. Bio-Chem covenants and warrants that the Interbet Stock is being acquired for Bio-Chem's own account and for investment in connection with the merger and not with the present view toward the sale or distribution in the United States thereof and will not be disposed of except:

(i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, or

(ii) another transaction, which, in the opinion of counsel, is exempt from registration under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

     In order to effectuate the covenants of this paragraph, an appropriate endorsement will be placed on the certificates for the Interbet Stock delivered to Bio-Chem pursuant to this Agreement and stop transfer instructions shall be placed with the transfer agent for the securities. Bio-Chem is aware that the Interbet Stock will not have been registered pursuant to the Securities Act of 1933, as amended; and, in the event the merger is not consummated, under current interpretations and applicable rules, particularly Rule 144, it will probably have to retain such shares for a period of at least one year and at the expiration of such one-year period sale may be confined to brokerage transactions of limited amounts requiring a notification filing on Form 144 with the Securities and Exchange Commission and such disposition may be available only if Interbet is current in its filings with the Securities and Exchange Commission and Interbet is aware of Rule 144 issued by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the other limitations imposed thereby on its disposition of the Interbet Stock.

     Bio-Chem understands that neither Interbet nor any of its securities are registered pursuant to nor is Bio-Chem a reporting company under any federal securities law.

     Bio-Chem is aware that there can be no assurance regarding the individual tax consequences of this transaction, nor can there be any assurance that the Internal Revenue Code or the regulation promulgated thereunder will not be amended in such manner as to deprive Bio-Chem or its stockholders of any tax benefit that might otherwise be received. Bio-Chem is relying upon the advice of their personal tax advisor with respect to the tax aspects of this transaction.

     Bio-Chem represents and warrants that a "Complaint and Order Denying Exemptions and to Cease and Desist in the Matter of Capital General Corporation, David Rex Yeaman et al. filed by the State of New Jersey in January, 1994 was resolved as disclosed in the Bio-Chem's Form 10-Q/A filing with the SEC dated November 28, 1994. Bio-Chem agrees to provide any supplemental information which may be requested by Interbet relating to any matter discussed herein.

ACTIONS PRIOR TO CLOSING

     Interbet and Bio-Chem, respectively, shall duly comply with all applicable laws as may be required for the valid and effective exchange of stock and merger contemplated by this Agreement.

     The representations and warranties made by the respective parties in this Agreement or given on its behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

     Interbet and Bio-Chem, respectively, shall perform and comply with all its obligations under this Agreement which are to be performed and complied with by it prior to or on the closing date including the delivery of its documents specified herein.

Law governing.

     It is understood and agreed that both parties are Nevada corporations. This agreement may not be modified or terminated orally, and shall be construed and interpreted according to the laws of the State of Nevada and enforced in its courts.

Arbitration.

     Any and all disputes and controversies of every kind and nature between the parties hereto arising out of or relating to this Agreement relating to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination thereof shall be subject to an arbitration mutually agreeable to the parties or, in the absence of such mutual agreement, then subject to arbitration in accordance with the rules of the American Arbitration Association. It is the intent of the parties hereto and the purpose of this provision to make the submission to arbitration of any dispute or controversy arising hereunder an express condition precedent to any legal or equitable action or proceeding of any nature whatsoever.

Assignment,  amendment  and modification.

     This agreement shall not be assigned
by any party without the written consent of the other. The parties may amend, modify and supplement this agreement in such manner as may be agreed upon by them in writing.

Termination and abandonment.

     This Agreement may be terminated and the transactions provided for by this Agreement may be abandoned without liability on the part of any party to any other, at any time before the closing date by mutual consent of the parties. In the event of termination and abandonment by any party as herein provided, written notice shall forthwith be given to the other party, and each party shall pay its own expenses incident to preparation for the consummation of this agreement and the transactions contemplated hereunder. In the event that this Agreement has not been completed by the closing date or within thirty days thereafter, this Agreement and the transactions contemplated hereby shall be deemed to have been abandoned and neither party shall be under any further obligation to the other.

Notices.

     All notices, requests, demands and other communications hereunder shall be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid:

(a) If to Bio-Chem: 1800 E. Sahara, Suite 107, Las Vegas, Nevada  89104

(b) If to Interbet: Ste 110, 1777 Botelho Drive, Walnut Creek, California 94596

Entire  agreement.

     This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein. Any announcements, amendments or modifications shall be set forth in writing and approved by the parties hereto. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Further documents. The parties agree to execute any and all other documents and to take such other action or corporate proceedings as may be necessary or desirable to carry out the terms hereof.

  IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed all as of the day and year first above written.

[SEAL]
    Interbet, Inc.

Attest:

          By:  /s/ S.T. Deck, Jr.
               S.T. Deck, Jr., President

              /s/ Michael Vishno
              Michael Vishno, Secretary

[SEAL]
     Bio-Chem, Inc.

Attest:

           By:  /s/ Krista C. Nielson
                Krista C. Nielson

                /s/ Sasha Belliston
                Sasha Belliston, Secretary